 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 8, 2020 (June 5, 2020)

Date of Report (Date of earliest event reported)

GAIN CAPITAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35008	20-4568600
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Bedminster One

135 Route 202/206

Bedminster, New Jersey 07921

(Address of Principal Executive Offices)

(908) 731-0700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001	GCAP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 5, 2020, GAIN Capital Holdings, Inc., a Delaware corporation (“GAIN”) held a special meeting of stockholders (the “Special Meeting”). The purpose of the Special Meeting was for its stockholders to consider and vote on the proposals identified in GAIN’s definitive proxy statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 1, 2020 (the “Proxy Statement”). The Proxy Statement was filed in connection with the previously announced Agreement and Plan of Merger, dated as of February 26, 2020 (the “Merger Agreement”) with INTL FCStone Inc., a Delaware corporation (“INTL”) and Golf Merger Sub I Inc., a Delaware corporation and wholly owned subsidiary of INTL (“Merger Sub”).

As of the close of business on April 23, 2020, the record date for the Special Meeting, there were 37,803,516 shares of GAIN’s common stock issued and outstanding. At the Special Meeting, a total of 31,437,476 shares of GAIN’s common stock, representing approximately 83.16% of its common stock issued and outstanding, were present in person or by proxy, constituting a quorum to conduct business.

At the Special Meeting, GAIN’s stockholders considered and voted upon the proposals described below, each of which is further described in the Proxy Statement. The final voting results for each proposal are set forth below.

Proposal One. Adoption of the Merger Agreement (the “Merger Proposal”):

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstaining	Number of Broker Non-Votes
26,917,228	4,507,322	12,926	N/A

Proposal Two. Approval, by non-binding, advisory vote, of certain compensation arrangements for Registrant’s named executive officers in connection with the Merger:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstaining	Number of Broker Non-Votes
27,047,954	4,165,997	223,525	N/A

Proposal Three. Adjournment or postponement of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Merger Proposal:

Because there were sufficient votes at the Special Meeting to approve the Merger Proposal, GAIN’s stockholders were not asked to vote with respect to this third proposal at the Special Meeting.

Item 8.01. Other Events.

On June 5, 2020, Registrant issued a news release announcing the results of the stockholder vote at the Special Meeting. A copy of the news release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated June 5, 2020.

Forward-Looking Statements

In addition to historical information, this communication contains "forward-looking" statements including, but not limited to, GAIN management's expectations for the future. All statements other than statements of historical or current fact included in this communication that address activities, events, conditions or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. A variety of important factors could cause results to differ materially from such statements. These factors are noted throughout GAIN's annual report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on March 16, 2020, and include, but are not limited to, the actions of both current and potential new competitors, fluctuations in market trading volumes, financial market volatility, evolving industry regulations, errors or malfunctions in GAIN’s systems or technology, rapid changes in technology, effects of inflation, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to successfully integrate assets and companies we have acquired, our ability to effectively compete, changes in tax policy or accounting rules, fluctuations in foreign exchange rates and commodity prices, adverse changes or volatility in interest rates, the risk that our stockholders may not adopt the Merger Agreement, the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated, risks that any of the closing conditions to the proposed Merger may not be satisfied in a timely manner, as well as general economic, business, credit and financial market conditions, internationally or nationally, and our ability to continue paying a quarterly dividend in light of future financial performance and financing needs. The forward-looking statements included herein represent GAIN’s views as of the date of this communication. GAIN undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GAIN CAPITAL HOLDINGS

By:	/s/ Diego Rotsztain
Diego Rotsztain
General Counsel and Secretary

Date: June 8, 2020 GAIN Capital Holdings, Inc.